UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 16, 2004

      CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State of other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701

(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (802) 773-2711

                                      N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
       (17 CFR 240.13e-4(c))

Item 7.01 Regulation F-D Disclosure.

      See "Item 8.01 Other Events" below.

Item 8.01 Other Events.

      On November 16, 2004 Standard & Poor's Rating Services affirmed the Company's corporate credit rating of BBB- with a stable outlook. Standard & Poor's report is provided below.

Rating on Central Vermont Public Service Corp. Affirmed at 'BBB-'; Outlook Stable

Publication date:                 16-Nov-2004

Analyst(s):                         Jeanny Silva, New York (1) 212-438-1776;

Credit Rating:  BBB-/Stable/--

Rationale
      On Nov. 16, 2004, Standard & Poor's Ratings Services affirmed its 'BBB-' corporate credit rating on Central Vermont Public Service Corp. The outlook is stable.

      The rating on Central Vermont reflects an average business profile and a somewhat below-average financial profile. The company's financial profile is pressured by off-balance-sheet adjustments relating to several long-term purchased-power contracts.

      Central Vermont is an electric utility serving 150,000 retail customers in Vermont. The company has approximately $140 million in total debt outstanding, primarily first mortgage bonds, most of which are privately placed and unrated.

      Central Vermont's business profile is characterized by a diverse customer mix, stable load growth, and low operating risk. These strengths are offset by significant regulatory uncertainty and the company's continued commitment to nonregulated businesses, including wind-power projects in the U.S. and U.K.

      The company's largely retail customer base adds stability to the revenue stream. Residential and small commercial customers account for approximately 75% of total revenues. The utility's load growth should mirror the state's population growth at less than 1% per year. Slow growth reduces the company's need to procure or build additional capacity, which alleviates the need for additional leverage. The company's purchased-power strategy reduces operational risk and minimizes its capital expenditure requirements.

      In April 2004, the Vermont Public Service Board (PSB) opened a formal rate investigation allowing for the possibility of lower electric rates. Subsequently in July 2004, the company filed a cost-of-service request to increase rates 5% effective April 2005. In the interim, the Vermont Department of Public Service (DPS) has recommended a 4.65% retroactive rate reduction and a 5.93% reduction effective April 2005. The PSB is expected to make a final determination on rates in late March 2005. The board's decision to open a formal rate investigation and the DPS' stringent recommendations point to an increasingly challenged regulatory environment. Adverse regulatory rate orders could result in weakened cash flow protection.

      Central Vermont's commitment to more volatile and higher risk nonregulated businesses adds to its business risk. The company's largest nonregulated subsidiary, Catamount Energy Corp., representing nearly 20% common equity, focuses on wind-power development. The subsidiary has nearly 700 MW of wind projects in development both in the U.S. and the U.K. To close on these projects, Catamount will need significant outside capital (in addition to Central Vermont's capital) over the intermediate term. Currently, Catamount has a $15 million revolver with Central Vermont that expires in early August 2005. Catamount has $4 million outstanding on the facility. Central Vermont's first mortgage bond indenture restricts financial support to Catamount at $17.5 million plus 20% of annual net income starting January 2004. Moreover, the indenture eliminates the risk of cross default by Catamount.

      Limited operation expertise and financial resources pressure Catamount's ability to permit and financially close projects and benefit from scale economies. Continued support for the company's nonregulated businesses without evidence of adequate and sustainable returns could weaken Central Vermont's overall credit quality.

      Central Vermont's financial profile is pressured by material off-balance-sheet leverage and regulatory uncertainty. Central Vermont purchases about 70% of its capacity requirements under two long-term purchased power contracts with Entergy and Hydro-Quebec. Off-balance-sheet debt related to purchased-power agreements adds approximately $324 million in debt to Central Vermont's adjusted capital structure. This is more than twice the amount of debt Central Vermont currently carries on its balance sheet. As a result, the company's adjusted cash flow metrics are weak. For the year ending September 2004, adjusted fund from operations (FFO) interest coverage was about 2x. As of September 2004, adjusted FFO to debt was approximately 10%. Standard & Poor's evaluates Central Vermont's weak adjusted cash flow ratios in the context of satisfactory liquidity, positive discretionary cash flow, limited debt maturities, and modest needs for additional debt over the intermediate term.

      Regulatory uncertainty regarding the future rate orders heightens financial risk. Should the PSB order rate cuts in accordance with DPS' recommendations, cash flow protection could decline materially.

Liquidity
During the short term, Central Vermont is expected to have sufficient liquidity, reflecting adequate cash generation and currently ample cash balances. Central Vermont must maintain liquidity sufficient to cover its working capital requirements, potential exposures to wholesale power markets in the event of power supply interruptions, and potential adverse and retroactive regulatory rate orders. The company has no debt maturities through 2007 and nondiscretionary capital expenditures are limited. As of September 2004, the company had $51 million in cash and investments and another $22 million in long-term available-for-sale securities. Neither the utility nor Catamount currently maintains access to any lines of credit. Should cash balances decline materially, absence of a facility could lead to inadequate liquidity.

Outlook
Ratings stability for Central Vermont is predicated on expectations that the company's regulatory environment will not deteriorate and that future financial support of the company's nonregulated subsidiary will be measured. An adverse outcome in the company's current rate investigation could weaken credit quality. Increased support for the company's nonregulated businesses without evidence of adequate and sustainable returns could also weaken credit quality.

Ratings List
     Corporate credit rating                          BBB-/Stable
     Senior secured debt                              BBB+
     Preferred stock                                    BB

      Complete ratings information is available to subscribers of RatingsDirect, Standard & Poor's Web-based credit analysis system, at www.ratingsdirect.com. All ratings affected by this rating action can be found on Standard & Poor's Web site at www.standardandpoors.com; under Credit Ratings in the left navigation bar, select Credit Ratings Actions.

Forward-Looking Statements Statements contained in this report that are not historical fact are forward-looking statements intended to qualify for the safe-harbors from liability established by the Private Securities Reform Act of 1995. Statements made that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Jean H. Gibson Jean H. Gibson, Senior Vice President Chief Financial Officer, and Treasurer

November 18, 2004